UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2024

UNIFI, INC.

(Exact name of Registrant as Specified in Its Charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 294-4410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2024 (the “Effective Date”), Unifi Manufacturing, Inc., a beneficially owned subsidiary of Unifi, Inc. (the “Company”), and certain of its domestic affiliates (collectively, the “Borrowers”), as borrowers, entered into a First Amendment ("First Amendment") to Second Amended and Restated Credit Agreement dated October 28, 2022 (the “Credit Agreement”).

The Credit Agreement, prior to the First Amendment, included a $230.0 million senior secured credit facility (the “ABL Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, sole lead arranger and sole book runner, and Wells Fargo; Bank of America, N.A; and First National Bank, as lenders. The ABL Facility consisted of a $115.0 million revolving credit facility (the “ABL Revolver”) and a $115.0 million term loan (the “ABL Term Loan”). The ABL Facility has a maturity date of October 28, 2027.

The First Amendment primarily (i) permits the sale of a Company-owned real estate asset (consisting of an industrial warehouse building and land acreage) located in Yadkinville, North Carolina with application of the net proceeds to reduce the outstanding ABL Revolver balance, in lieu of the prescribed mandatory prepayment to the ABL Term Loan; (ii) reduces the Maximum Revolver Amount from $115.0 million to $80.0 million; (iii) modifies the definition of the Trigger Level as of any date of determination to the greater of (a) $16,500,000 and (b) 10% of the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal amount of the ABL Term Loan on such date of determination; (iv) increases the range of the Applicable Margin on (a) SOFR-based loans to a new range of 1.50% to 2.00% and (b) Base Rate-based loans to a new range of 0.50% to 1.00%, with such new ranges of Applicable Margin rates becoming immediately effective and continuing until the Company achieves a Fixed Charge Coverage Ratio of 1.05 to 1.00 or better; (v) for a Term Loan Reset, establishes an additional requirement to obtain lender approval; and (vi) modifies certain terms and conditions of the Credit Agreement including, but not limited to, Swing Loans, Letter of Credit Sublimits, and costs related to normal course collateral valuations for the ABL Facility.

In connection with the First Amendment, the Company paid the lenders an aggregate fee of $195,000.

On the Effective Date, the ABL Term Loan had an outstanding balance of $98.9 million.

Certain capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the First Amendment. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

First Amendment to Second Amended and Restated Credit Agreement, dated September 5, 2024, by and among Unifi Manufacturing, Inc. and certain of its domestic affiliates, as borrowers, Well Fargo Bank, National Association, as administrative agent, sole lead arranger and sole book runner, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unifi, Inc.

Date:	September 6, 2024	By:	/s/ ANDREW J. EAKER
Andrew J. Eaker Executive Vice President & Chief Financial Officer